Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Plan”) is adopted as of October 14, 2005, by and between VioQuest Delaware, Inc., a Delaware corporation (“VioQuest Delaware”), and VioQuest Pharmaceuticals, Inc., a Minnesota corporation (“VioQuest Minnesota”).

WHEREAS, VioQuest Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, VioQuest Minnesota is a corporation duly organized and existing under the laws of the State of Minnesota;

WHEREAS, on the date hereof, VioQuest Delaware has authority to issue One Hundred Ten Million (110,000,000) shares of capital stock consisting of One Hundred Million (100,000,000) shares of common stock, $.001 par value per share (“Delaware Common Stock”), and Ten Million (10,000,000) shares of preferred stock, $.001 par value per share;

WHEREAS, on the date hereof, One Hundred (100) shares of Delaware Common Stock are issued and outstanding, all of which are owned by VioQuest Minnesota;

WHEREAS, on the date hereof, VioQuest Minnesota has authority to issue 50,000,000 shares of undesignated capital stock, par value $.01 per share (the “Minnesota Common Stock”), of which 17,827,924 shares are issued and outstanding;

WHEREAS, the respective boards of directors of VioQuest Delaware and VioQuest Minnesota have determined that, for the purpose of effecting the reincorporation of VioQuest Minnesota in the State of Delaware, it is advisable and in the best interests of such corporations and their respective shareholders that VioQuest Minnesota merge with and into VioQuest Delaware upon the terms and conditions herein provided; and

WHEREAS, the respective boards of directors of VioQuest Delaware and VioQuest Minnesota have approved this Plan; and

WHEREAS, the respective shareholders of VioQuest Delaware and VioQuest Minnesota have approved this Plan;

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, VioQuest Minnesota and VioQuest Delaware hereby agree to merge as follows:

1.           Merger. Subject to the terms and conditions hereinafter set forth, VioQuest Minnesota shall be merged with and into VioQuest Delaware, which shall be the surviving corporation in the merger (the “Merger”). The Merger shall be effective on the later of the date and time (the “Effective Time”) that a properly executed certificate of merger consistent with the terms of this Merger Agreement and Section 252 of the Delaware General Corporation Law (“DGCL”) is filed with the Secretary of State of Delaware or articles of merger are filed with the Secretary of the State of Minnesota as required by Section 302A.615 of the Minnesota Business Corporation Act (“MBCA”).

2.           Principal Office of VioQuest Delaware. The principal office of VioQuest Delaware is 7 Deer Park Drive, Suite E, Monmouth Junction, New Jersey, 08852.

3.           Corporate Documents. The Certificate of Incorporation of VioQuest Delaware, as in effect immediately prior to the Effective Time, shall continue to be the Certificate of Incorporation of VioQuest Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law, except that the Certificate of Incorporation of VioQuest Delaware shall be amended to change the name of VioQuest Delaware to “VioQuest Pharmaceuticals, Inc.,” as provided in the certificate of merger filed with the Secretary of State of Delaware pursuant to this Plan. The Bylaws of VioQuest Delaware, as in effect immediately prior to the Effective Time, shall continue to be the Bylaws of VioQuest Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

4.           Directors and Officers. The directors and officers of VioQuest Minnesota at the Effective Time shall be and become directors and officers, holding the same titles and positions, of VioQuest Delaware at the Effective Time, and after the Effective Time shall serve in accordance with the Bylaws of VioQuest Delaware.

5.           Succession. At the Effective Time, VioQuest Delaware shall succeed to VioQuest Minnesota in the manner of and as more fully set forth in Section 259 of the DGCL and in Section 302A.641 of the MBCA.

6.           Further Assurances. From time to time, as and when required by VioQuest Delaware or by its successors and assigns, there shall be executed and delivered on behalf of VioQuest Minnesota such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confer of record or otherwise in VioQuest Minnesota the title to and possession of all the interests, assets, rights, privileges, immunities, powers, franchises and authority of VioQuest Minnesota, and otherwise to carry out the purposes and intent of this Merger Agreement, and the officers and directors of VioQuest Delaware are fully authorized in the name and on behalf of VioQuest Minnesota or otherwise to take any and all such actions and to execute and deliver any and all such deeds and other instruments.

7.           Common Stock of VioQuest Minnesota. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Minnesota Common Stock outstanding immediately prior thereto shall be changed and converted automatically into one fully paid and nonassessable share of Delaware Common Stock.

8.           Stock Certificates. At and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of Minnesota Common Stock shall be deemed for all purposes to evidence ownership of and to represent shares of Delaware Common Stock into which the shares of the Minnesota Common Stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of VioQuest Minnesota or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to VioQuest Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.

9.           Options. Each option, warrant or other right to purchase shares of Minnesota Common Stock, which are outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option, warrant or right to purchase one share of Delaware Common Stock at an option price per share equal to the purchase price applicable to the option, warrant or other right to purchase Minnesota Common Stock.

10.           Common Stock of VioQuest Delaware. At the Effective Time, the previously outstanding One Hundred (100) shares of Delaware Common Stock registered in the name of VioQuest Minnesota and which shall, by reason of the Merger, be reacquired by VioQuest Delaware, shall be retired and shall resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of VioQuest Delaware shall be issued in respect thereof.

11.           Amendment. At any time before or after approval by the shareholders of VioQuest Minnesota, this Plan may be amended in any manner (except that Section 7 and any of the other principal terms may not be amended without the approval of the shareholders of VioQuest Minnesota) as may be determined in the judgment of the respective Boards of Directors of VioQuest Delaware and VioQuest Minnesota to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

12.           Abandonment. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger contemplated hereby may be abandoned by the Board of Directors of either VioQuest Minnesota or VioQuest Delaware or both, notwithstanding approval of this Merger Agreement by the sole shareholder of VioQuest Delaware or the shareholders of VioQuest Minnesota, or both.

13.           Rights and Duties of VioQuest Delaware. At the Effective Time and for all purposes the separate existence of VioQuest Minnesota shall cease and shall be merged with and into VioQuest Delaware which, as the surviving corporation, shall thereupon and thereafter possess all the rights, privileges, immunities, licenses and franchises (whether of a public or private nature) of VioQuest Minnesota; and all property (real, personal and mixed), all debts due on whatever account, all choses in action, and all and every other interest of or belonging to or due to VioQuest Minnesota shall continue and be taken and deemed to be transferred to and vested in VioQuest Delaware without further act or deed; and the title to any real estate, or any interest therein, vested in VioQuest Minnesota shall not revert or be in any way impaired by reason of such Merger; and VioQuest Delaware shall thenceforth be responsible and liable for all the liabilities and obligations of VioQuest Minnesota; and, to the extent permitted by law, any claim existing, or action or proceeding pending, by or against VioQuest Minnesota may be prosecuted as if the Merger had not taken place, or VioQuest Delaware may be substituted in the place of such corporation. Neither the rights of creditors nor any liens upon the property of VioQuest Minnesota shall be impaired by the Merger. If at any time VioQuest Delaware shall consider or be advised that any further assignment or assurances in law or any other actions are necessary or desirable to vest the title of any property or rights of VioQuest Minnesota in VioQuest Delaware according to the terms hereof, the officers and directors of VioQuest Delaware are empowered to execute and make all such proper assignments and assurances and do any and all other things necessary or proper to vest title to such property or other rights in VioQuest Delaware, and otherwise to carry out the purposes of this Merger Agreement.

14.           Consent to Service of Process. VioQuest Delaware hereby irrevocably appoints the Secretary of the State of Minnesota and the successors of such officer its attorney in the State of Minnesota upon whom may be served any notice, process or pleading in any action or proceeding against it to enforce against VioQuest Delaware any obligation of VioQuest Minnesota or to enforce the rights of a dissenting shareholder of VioQuest Minnesota.

IN WITNESS WHEREOF, this Agreement and Plan of Merger, having first been duly approved by resolution of the Boards of Directors of VioQuest Minnesota and VioQuest Delaware, has been executed on behalf of each of said two corporations by their respective duly authorized officers.

	VIOQUEST PHARMACEUTICALS, Inc. a Minnesota corporation		VIOQUEST DELAWARE, INC. a Delaware corporation

By:	/s/ Daniel Greenleaf	By:	/s/ Daniel Greenleaf
	Daniel Greenleaf		Daniel Greenleaf
	Chief Executive Officer		Chief Executive Officer